Exhibit 10.1

FOURTH AMENDMENT TO

PROMOTION AGREEMENT

This Fourth Amendment to Promotion Agreement (this “Fourth Amendment”), is entered into as of March 10, 2023 (the “Fourth Amendment Effective Date”) by and between Sandoz Inc. (“Sandoz”) and Liquidia PAH, LLC, formerly known as RareGen, LLC (“RareGen”).

BACKGROUND

WHEREAS, Sandoz and RareGen are parties to that certain Promotion Agreement, dated as of August 1, 2018 (the “Original Agreement”), as amended by that certain First Amendment to Promotion Agreement, dated as of May 8, 2020 (the “First Amendment”), that certain Second Amendment to Promotion Agreement, dated as of September 4, 2020 (the “Second Amendment”), and that certain Third Amendment to Promotion Agreement, dated as of November 18, 2022 (the “Third Amendment” and, collectively with the Original Agreement, First Amendment, Second Amendment, and Third Amendment, as they may be amended from time to time, the “Agreement”); and

WHEREAS, Sandoz and RareGen plan to enter into an agreement with Smiths Medical ASD, Inc. (“Smiths”) regarding the repair and servicing of CADD-MS 3 pumps (“Smiths Pumps”) for use with the Product in substantially the form attached hereto as Exhibit A (the “Project Agreement”);

WHEREAS, Sandoz and RareGen desire to amend the terms of the Agreement to allocate responsibility for the costs agreed to in the Project Agreement;

WHEREAS, Sandoz and RareGen and Mainbridge Health Partners LLC executed the Mainbridge Development Agreement dated December 1, 2022;

NOW, THEREFORE, in consideration of the mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, Sandoz and RareGen agree as follows:

AGREEMENT

1.Definitions. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

2.Amendments.

a.A new Section 2.4.6 is hereby added to the Agreement to read as follows:

“2.4.6Servicing of Smiths Pumps.

(a)Sandoz and RareGen agree to enter into the Project Agreement in substantially the form attached hereto, with only such changes as may be approved by both Sandoz and RareGen.

(b)Sandoz and RareGen agree to split equally the payments due from Sandoz and RareGen, collectively, to Smiths as set forth in the Project Agreement (the “Smiths Payments”).  Sandoz will pay the full amount of each Smiths Payment in full directly to Smiths in accordance with the terms of the Project Agreement.  Following each such payment, Sandoz will deduct fifty percent (50%) of each Smiths Payment from RareGen’s portion of the Net Profits under this Agreement until the full 50% has been recouped by Sandoz.”

b.A new Section 3.4.11 is hereby added to the Agreement to read as follows:

“3.4.11  discuss and review the status of activities under the Project Agreement and any associated costs.”

c.Section 6.3 of the Agreement is hereby amended as follows:

In the first sentence of Section 6.3, “The terms and conditions of this Section 6.3 shall govern each Party’s rights and obligations with respect to Net Profits during the Term:” is deleted and replaced with “During the Term in consideration for (a) performance of the RareGen Activities, (b) for the IP and rights contributed by RareGen related to the Cartridges as set in Section 2.4.3 and (c) the exclusive rights granted in the Mainbridge Development Agreement to Sandoz and Liquidia, Sandoz will distribute a portion of the Net Profits to RareGen in accordance with the terms and conditions of this Section 6.3:” The remainder of Section 6.3 shall remain unchanged. The aforementioned amendment to Section 6.3 shall be considered effective as of January 1, 2023.

3.Effect of Amendment. Except as otherwise provided herein, all of the provisions of the Agreement are hereby ratified and confirmed and all the terms, conditions and provisions thereof remain in full force and effect.

4.Governing Law. This Amendment and any and all matters arising directly or indirectly here from shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, U.S.A. applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof. The Parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Amendment or any Party’s performance hereunder.

5.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by the exchange of faxed executed copies, certified electronic signatures or executed copies delivered by electronic mail in Adobe Portable Document Format or similar format, and such signature shall be deemed an original signature for purposes of this Amendment. The Parties agree that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility pursuant to the Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000 and Uniform Electronic Transactions Act (UETA) model law or similar applicable laws.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment as of the Fourth Amendment Effective Date.

SANDOZ:SANDOZ INC.

By: /s/ Timothy de Gavre_____________

Name: Timothy de Gavre

Title: VP, Chief Commercial Officer US

RAREGEN:LIQUIDIA PAH, LLC

By: /s/ Scott Moomaw________________

Name: Scott Moomaw

Title: Senior Vice President, Commercial